Schedule 14a

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
  [ ]   Preliminary proxy statement.                [ ] Confidential, for use of
                                                        the Commission only
                                                        (as permitted by Rule
                                                        14a-6(e)(2)).
  [ ]  Definitive proxy statement.
  [ ]  Definitive additional materials.
  [x]  Soliciting material under Rule 14a-12.

                               CYLINK CORPORATION
     ______________________________________________________________________
                (Name of Registrant as Specified in Its Charter)
     ______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
         _______________________________________________________________________
(2)      Aggregate number of securities to which transaction applies:
         _______________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________________________
(4)      Proposed maximum aggregate value of transaction:
         _______________________________________________________________________
(5)      Total fee paid:
         _______________________________________________________________________
[ ]      Fee paid previously with preliminary materials.
         _______________________________________________________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:
         _______________________________________________________________________

(2)      Form, Schedule or Registration Statement No.:
         _______________________________________________________________________

(3)      Filing Party:
         _______________________________________________________________________

(4)      Date Filed:
          ______________________________________________________________________

Cylink Corporation (the "Company" or "Cylink") has made the following information regarding the acquisition of Cylink by SafeNet, Inc. available on its website. The information can be accessed from the Company's website at http://www. cylink.com.

[GRAPHIC OMITTED]

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SafeNet and Cylink ... A Compelling Combination.

Cylink has announced that it has signed a definitive merger agreement with SafeNet. Under an all-stock acquisition agreement, SafeNet will issue to Cylink approximately 1.839 million shares, or 16% of the Company. The market value of the transaction is $35.4 million. The acquisition is expected to close in the first quarter of 2003 following shareholder approvals.

For additional information about the proposed acquisition, check the links below.

Letter to Customers and Partners Press Release
Acquisition Fact Sheet SEC Filings
SafeNet Website

For more information, contact us at info@cylink.com.





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I Join Our Team I Resource Library Search

For questions or comments about this site, please contact;  webmaster@cylink.com
<: 2001 Cylink  Corporation,  All Rights Reserved.  Privacy Policy Site Credits:
Lost Horizon Interactive SafeNet

Cylink has issued the following letter to certain of its customers and partners regarding the acquisition of Cylink by SafeNet, Inc. The letter also can be accessed from the Company's website at http://www.cylink.com.

                          TO OUR CUSTOMERS AND PARTNERS

     I am pleased to announce that on Oct. 30 Cylink entered into a definitive agreement to be acquired by SafeNet Inc. We are now engaged in the process of SEC and shareholder approval, and anticipate the transaction should close in the first quarter of 2003.

     We believe this is great news for our customers and partners because the merged company will provide you with a broader range of products under a single comprehensive security management platform. In addition, the strength of our combined engineering and support capabilities means that we will be able to better meet your immediate and future network security needs as they evolve.

     SafeNet (www.safenet-inc.com) is a NASDAQ listed public company headquartered in Baltimore, MD, which was founded in 1983, and has been a leader in the Internet VPN business. The company is growing, profitable and has a strong balance sheet.

     SafeNet is organized into two business units as outlined below:

     The Enterprise Security Division provides VPN systems and client software as well as managed security services. In its direct sales, this division focuses on large financial institutions and government agencies. The client software is also licensed to equipment manufacturers (including Cylink) for inclusion in their solutions. Cylink will become part of this division, under the leadership of Chris Fedde, General Manger.

     The Embedded Security Division, packages SafeNet VPN security technology into chips, software and add-in boards, which are sold to original equipment manufacturers for inclusion in their products. This technology is also licensed to other companies like Texas Instruments, who include it in their own designs for security-enabled devices.

     Cylink customers will dramatically benefit from this merger. The combined company will be a strong player in the security marketplace with a product line that is unparalleled in the industry. These products meet the requirements of government, financial and multi-national customers for an integrated approach to handling security within their core ATM and Frame networks as well as VPN connectivity to their partners, customers and vendors, all supported by a unified security policy management system.

     SafeNet and Cylink have known each other for many years. The two companies have engaged in partnering activities with very positive results. This transaction is the logical extension of this relationship. Our merged organization will also have a larger and very experienced sales and customer service team that will be able to provide you with technical, help desk, and maintenance support worldwide.

     We look forward to bringing you the best security solutions into the future. If you have questions, please don't hesitate to contact me or your Cylink or SafeNet sales representative.


     Sincerely,

     William Crowell
     President and CEO
     Cylink Corp.

Cylink has issued the following press release regarding the acquisition of Cylink by SafeNet, Inc. The press release also can be accessed from the Company's website at http://www. cylink.com.

[GRAPHIC OMITTED]

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Cylink Corp. Announces Agreement To Be Acquired By SafeNet


SANTA CLARA, Calif., - October 30, 2002- E-business security provider Cylink Corporation (Nasdaq: CYLK), today announced that it has signed a definitive merger agreement with SafeNet Corporation (NASDAQ: SFNT). Under the merger agreement, SafeNet will issue 0.05 shares of SafeNet common stock for each outstanding share of Cylink common stock, or approximately 1.839 million shares, which will represent approximately 16 % of the outstanding stock of SafeNet after closing of the merger. Based on today's closing price for SafeNet's stock, the market value of the transaction is $35.4 million.

According to William P. Crowell, Cylink's president and chief executive officer, "The combination of our two companies will provide important benefits to both company's customers from the outset. We believe that Cylink's reputation in the enterprise marketplace, coupled with our industry-leading hardware and security management capabilities, will be an important addition to SafeNet's position as a leading provider of Internet security technology that is the de facto standard in the VPN industry. As a result, not only can we reduce costs through operating efficiencies, the combined companies will offer an expanded line of complimentary security solutions to an expanded cross-section of markets."

Crowell continued, "Together the companies will offer the most comprehensive line of network security solutions available in the market today. Their customers will benefit from the stronger position of the combined company in the marketplace, the combination of wide area network and internet solutions, all under a single comprehensive security management platform, and the excellent product support and service that both companies have provided to their customers. Thus, it is an opportunity for Cylink's customers to maintain their existing investment in network security while providing them with a better migration path for their future needs, particularly as they incorporate VPN technology into their environments."

Crowell concluded by saying, "SafeNet and Cylink share a number of common cultural values. We were early pioneers in this industry, each having been founded in 1983. We have a history of long-time relationships with prestigious customers who have led the way in the use of commercial encryption technologies to protect their networks. I believe that this combination offers strong positives to our employees, partners, customers, and investors."

Crowell will assume the role of Special Advisor to the Chairman and CEO at SafeNet after the acquisition has closed.

First Analysis Securities Corporation of Chicago was the financial advisor to Cylink.

About the Transaction

The acquisition has been unanimously approved by the Boards of Directors of both SafeNet and Cylink. Under the terms of the definitive agreement, all of the outstanding shares of Cylink stock will be exchanged for SafeNet stock pursuant to the terms of the definitive agreement. The merger is subject to the satisfaction of customary closing conditions, including the approval of Cylink's and SafeNet's shareholders, and is expected to close during the first quarter of 2003. Certain officers and directors holding approximately 23 % of Cylink common stock in the aggregate have entered into stockholder agreements with SafeNet agreeing to vote in favor of the merger. In addition, Anthony Caputo, CEO of SafeNet, holding approximately 9 % of SafeNet's common stock in the aggregate, has entered into a stockholder agreement with Cylink agreeing to vote in favor of the merger.

The foregoing summary is a general description of certain pricing and related terms contained in the definitive agreement for the transaction, and is qualified in its entirety by reference to the definitive agreement, a copy of which will be filed by Cylink with the Securities and Exchange Commission. SafeNet intends to file a Registration Statement on Form S-4 and a Proxy Statement, and SafeNet and Cylink intend to file a Proxy Statement with the Securities and Exchange Commission in connection with the transaction. SafeNet and Cylink expect to mail a Joint Proxy Statement/Prospectus to shareholders of SafeNet and Cylink. These documents contain important information about the transaction. Investors and security holders are urged to read these documents carefully when they are available. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at www.sec.gov.

Investor Conference Call

SafeNet will host an investor conference call on Wednesday, October 30, at 6:00 p.m. EST. To join the conference call, dial 1-877-282-1086 and use pin # 6285049.

About Cylink

Cylink develops, markets, and supports a comprehensive portfolio of hardware and software security products for mission-critical private networks and business communications over the Internet. The company's solutions offer competitive advantages by lowering the cost of deploying and managing secure, reliable private networks, while enabling the use of the Internet for trusted transactions with business partners and customers. Headquartered in Santa Clara, California, Cylink has 175 employees worldwide working in six offices around the world.

About SafeNet, Inc.

SafeNet, Inc. (Nasdaq: SFNT) has set the industry standard for virtual private network (VPN) technology and secure business communications. With more than 18 years experience in developing, deploying, and managing network security systems for the most security-conscious financial institutions and government organizations around the world, SafeNet's proven technology has emerged as the de facto industry standard for VPNs. SafeNet created the first Internet VPN system, which has evolved into the only encryption platform to meet every security need in every product category. SafeNet security solutions, based on SecurelP Technology"'", and part of the CGX Security Platform, have become the products of choice for leading Internet infrastructure manufacturers, service providers, and security vendors. With SafeNet securing the infrastructure of today's e-business communications as well as leading the way in government Homeland and classified data security, the company has opened new markets for interoperable, secure, and deployable VPN communications. Commercial customers include Texas Instruments, Microsoft, Samsung, Centillium Communications, ARM, and Cisco Systems. Government customers include U.S. Department of Defense, U.S. Internal Revenue Service, and the Social Security Administration. For more information, visit http://www.SafeNet-inc.com/.


"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995

The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Examples of such forward looking statements include Cylink's belief that the proposed combination will provide synergy, reduce costs, provide expanded product offerings and markets, and other benefits and strong positives of this combination. These statements are subject to uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include contract termination risks, risks associated with acquiring other companies, including integration risks, and other risks described in SafeNet's and Cylink's Securities and Exchange Commission filings.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995

The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934.

Examples of such forward looking statements include SafeNet's belief that Cylink is an excellent fit with SafeNet and that the acquisition of Cylink will strengthen SafeNet's current activities, add a base of new government and financial customers, expand the scope of SafeNet's product line and be accretive in the first quarter of combined operations. These statements are subject to uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include contract termination risks, risks associated with acquiring other companies, including integration risks, and other risks described in SafeNet's and Cylink's Securities and Exchange Commission filings.


SafeNet, Cylink and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of SafeNet and Cylink in favor of the merger. The directors and executive officers of SafeNet and their beneficial ownership of SafeNet common stock are set forth in the most recent proxy statement filed by SafeNet with the Securities and Exchange Commission. The directors and executive officers of Cylink and their beneficial ownership of Cylink common stock are set forth in the most recent proxy statement filed by Cylink with the Securities and Exchange Commission. Copies of those proxy statements may be obtained free of charge at the Commission's website, www.sec.gov. Security holders of SafeNet and Cylink may obtain additional information regarding the interests of the foregoing people by reading the Proxy Statement/Prospectus when it becomes available.

Cylink has made the following Acquisition Fact Sheet regarding the acquisition of Cylink by SafeNet, Inc. available on its website. The information can be accessed from the Company's website at http://www. cylink.com.

               Fact Sheet: SafeNet's Planned Acquisition of Cylink

Transaction

o Purchase of Cylink and related operations

o In an all-stock deal, SafeNet will acquire Cylink according to a definitive merger agreement signed on October 30, 2002

o Estimated purchase price of $35.4 million, or 16% of the combined company

o Each share of Cylink common stock, issued and outstanding immediately prior to the closing date, shall be converted into .05 shares of common stock of SafeNet

o All Cylink stock options, outstanding at the closing date, that are vested and have an exercise price in the money, will be assumed by SafeNet

o Under Section 368 of the Internal Revenue Code of 1986, the purchase transaction will be treated as a tax-free reorganization

o Subject to shareholder and SEC approval, the merger is expected to close in the first quarter of 2003.

Profile: SafeNet, Inc.

Founded in 1983, SafeNet develops the technology that provides the foundation of Internet security. The Company's intellectual property, silicon hardware, and software solutions enable the secure communications needed to conduct e-business, government operations, and healthcare via the Internet. SafeNet provides and manages complete enterprise security systems as well as creates embedded technology, in the form of IP, chips, and accelerator cards, that is the de facto industry standard for VPN client software. SafeNet's combination of client, managed, and developer services means its engineering expertise can be found in every level of Internet Security. The Company's virtual private network
(VPN) products and services are internationally respected, safeguarding 13 of the top 15 US banks, the FBI, U.S. Department of Treasury, and many Fortune 1000 companies worldwide. SafeNet's chips and boards are embedded in the most reputable VPN products on the market provided by such companies as Cisco Systems, Texas Instruments, Samsung, and Nokia.

Profile: Cylink

Cylink develops, markets, and supports a comprehensive portfolio of hardware and software security products for mission-critical private networks and business communications over the Internet. Founded in 1983, the company's solutions offer competitive advantages by lowering the cost of deploying and managing secure, reliable private networks, while enabling the use of the Internet for trusted transactions with business partners and customers. Cylink is headquartered in Santa Clara, California, and 175 employees worldwide. Cylink has sales and services offices in Jersey City, NJ, Fairfax, VA, and Basingstoke, UK and in Singapore. Cylink's ATM Technology Center is located in Raleigh-Durham, NC. The Company has a range of government and financial customers, including the Department of the Treasury, the Census Bureau, the Drug Enforcement Agency and Department of Commerce, as well as Wells Fargo, UBS Warburg, Sumitomo Corporation and Deutsche Bank.

Benefits

o The acquisition, exclusive of restructuring charges, is expected to be accretive to earnings in the first quarter of combined operations

o Underlying business fundamentals will be strengthened, setting the stage for continued profitable growth o Increases focus on government and finance verticals

  - Cylink widens SafeNet's government/financial customer base -Government customers will comprise 40% of total revenues in 2003

  - Government and financial customers will account for 65% of total revenues in 2003 o Reduces risk of customer concentration

  - Sales from largest customer is expected to drop to less than 25% of total; only one customer is expected to represent more than 10% of total sales.

o Improved liquidity

  - Float is expected to increase by 30%

o Expected increase in international sales to 38% of expected total revenues

Market Synergies

o Offers existing and new customers a single-source vendor for WAN and VPN security solutions

o Allows Cylink customers an easy and low-cost migration path to broad range of VPN products

o Leverages collective strengths and wider product portfolio to more effectively
  target  and   capture   increased   government   spending  on  IT  security  o
  International expansion opportunities

o Creates  industry's  most  competitive   product  offering  to  financial  and
  government clients.

Restructuring Plans

Eliminating the overlap in business structure allows SafeNet to achieve cost savings totaling $14 million.

SafeNet anticipates that the total costs expected for the acquisition to be approximately $5 million which are associated with severance, insurance, and professional fees. We also anticipate that the total costs expected for integration to be approximately $4 million, which are associated with outsourcing of manufacturing and consolidation of development and corporate functions. The expected total cost is $9 million.


SafeNet and Cylink ... a compelling combination

[OBJECT OMITTED]


                            High Assurance                     High Assurance
                            Security Center                    Gateways
                                   |
ATM Encryptor---------             |                         |--New 1.5 Mpbs
                      |            |                         |
                      |           WAN                        |--SafeNet 10 Mbps
Frame Encryptor---------------- Backbone ------ Internet --- |
                      |                            |         |--NetHawk 100 Mbps
                      |                            |         |
Link Encryptor--------                             |         |--PLANNED 1 Gbps
                                                   |
                                          ---------------------
                                          Pocket  Windows  Palm
                                          ---------------------


The combination of SafeNet and Cylink product offerings will create the best Virtual Private Network security solution on the market today.

SafeNet, Inc. o 8029 Corporate Drive, Baltimore, Maryland 21236 o 410.931.7500 p
o 410.931.7524 f www.safenet-inc.com

Cylink has made the following Acquisition Q&A regarding the acquisition of Cylink by SafeNet, Inc. available to its employees. The Acquisition Q&A was sent by email to the Cylink employees and is available to all Cylink employees on the Company's intranet.

                                 Acquisition Q&A

================================================================================
      ABOUT THE TRANSACTION

      The following FAQ includes summaries of some provisions in the recently executed definitive merger agreement between Cylink and SafeNet's subsidiary, Sapphire, Inc. This summary is not intended as a substitute for the terms of the legal agreement, and if there is any conflict between this FAQ and the merger agreement, the merger agreement shall be the controlling document.
================================================================================
      Why does SafeNet want to acquire Cylink?
================================================================================
      SafeNet's  acquisition of Cylink offers  immediate  financial and investor benefits, accelerates the growth of the combined companies in the government and financial services market segments and further strengthens SafeNet's position as the de facto standard for Virtual Private Network
      (VPN) technology. The acquisition immediately places SafeNet in a strategically stronger position. It would have taken SafeNet several years of internal development and smaller acquisitions to reach the size, technological depth, and market penetration that the acquisition of Cylink will give them in a single transaction. This allows SafeNet to not only obtain Cylink's technology, but to also significantly expand SafeNet's sales force and partner channels, while adding key customers and engineering breadth to the right target markets.

      SafeNet  finds  value in the fact  that  the two  companies  have a common approach to serving security-sensitive large enterprises that combines strong system level encryption with the expert support that is needed by those customers to implement complex security solutions.
================================================================================

================================================================================
      Who is SafeNet?
================================================================================
      SafeNet is a NASDAQ listed public company which was founded in 1983, around the same time as Cylink. Tony Caputo is the Chairman and CEO. The company was originally called Information Resource Engineering or IRE until two years ago when its name was changed to SafeNet to acknowledge the success of its SafeNet branded VPN technology. The company is headquartered in Baltimore, MD and has four other major locations in the US and Europe. SafeNet is now organized into two business units and is both growing and profitable.

      The first business unit, the Enterprise Security Division, provides VPN systems and client software as well as managed security services. In its direct sales, this division focuses on large enterprises like financial institutions and government agencies, but the client software is also licensed to other equipment manufacturers (like Cylink) for inclusion in their solutions. Cylink will become part of this division.

      The second business unit, the Embedded Security Division, packages SafeNet VPN security technology on chips and add-in boards which are sold to original equipment manufacturers for inclusion in their products. This technology is also licensed to other companies who include it in their own designs.
================================================================================

================================================================================
      Why is SafeNet making this acquisition now?
================================================================================
      SafeNet's management has a strategy in place to grow both internally and through acquisitions. This acquisition is aimed at strengthening the Enterprise Security Division which is focused on government and financial services. At this time, these organizations - especially government agencies - have both an increasing interest in security solutions and the funding available to obtain them. The products, and particularly the people expertise that exist at Cylink, will significantly advance SafeNet's ability to address this market opportunity now. Consequently, it is very much the right time for this acquisition.
================================================================================

================================================================================

================================================================================
                    Why did Cylink agree to the acquisition?
================================================================================
      The Cylink Senior Management team and Board of Directors considered all options, including remaining as a standalone company until the market environment improved and seeking other types of additional investment. Ultimately, we concluded that choosing SafeNet gave Cylink's customers, shareholders and employees the greatest overall benefit because of SafeNet's business vision and the readily apparent synergies upon which a profitable future could be built.
================================================================================

================================================================================
      Who initiated the merger discussions?
================================================================================
      The two companies have known each other for many years; in fact they've served common customers for at least 10 years. Bill Crowell and Tony Caputo met several years ago and since that time Cylink has become a SafeNet customer because we use their technology for the NetHawk VPN Client. More recently the two companies have been doing some partnering activities together, with very positive results. This transaction is a logical outcome of the continuing partnership between Cylink and SafeNet.
================================================================================

================================================================================
      Is Cylink SafeNet's largest acquisition?
================================================================================
      Yes. SafeNet has made a number of small transactions in the past that have given the company acquisition consolidation and integration experience. Their last acquisition was Securealink, which was made at the start of this year and already is successfully integrated into SafeNet's Embedded Security Division. We are confident that the merger with Cylink will be successful because both companies have a long tradition of design excellence in high performance security solutions and the ability to understand and meet the needs of sophisticated customers who have complex information protection requirements. The combined product portfolios of the two companies will deliver the leading VPN offering in the marketplace and offer the only common platform for integration WAN and VPN security. The companies have looked at the synergies possible through this acquisition, from the perspectives of both growing revenue and reducing expenses, and we are extremely optimistic about the financial benefits that will accrue to the shareholders of both SafeNet and Cylink.
================================================================================

================================================================================
      Is there a chance that the merger will not close?
================================================================================
      The merger is subject to shareholder approval and SEC review. However insiders from both companies, who own significant percentages of the respective companies shares, have agreed to vote for the transaction. We think that the rest of our shareholders, when they understand the significant benefits that will occur from this transaction, will be equally enthusiastic.
================================================================================

================================================================================
      What are the benefits to SafeNet?
================================================================================
      The merger with Cylink provides a multitude of benefits for all SafeNet stakeholders, including customers and partners, employees and shareholders. SafeNet will "own" a larger portion of the security market for government and financial institutions. The transaction will build market share and industry leadership, more than triple enterprise revenues, provide the strongest product offering in the industry, build world-class sales, distribution and engineering teams, be immediately accretive to earnings and deliver a major competitive advantage as the only company offering a common platform for WAN and VPN integration/migration.
================================================================================

================================================================================
      What are the benefits to Cylink?
================================================================================
      The merger is an opportunity for Cylink's stockholders to become owners of a profitable company with the financial strength and the right mix of products and talent to build a great future for itself. It is an opportunity for Cylink's employees to become part of - and make a distinct contribution to the success of - a more powerful global team that has exciting growth prospects.
================================================================================

================================================================================
      What are the benefits to Cylink's customers and partners?
================================================================================
      Our customers and partners will benefit because of the increased financial strength and market presence of the newly merged company. They will continue to receive the same excellent products and services they expect, but they will gain a stronger and more comprehensive set of solutions. Thus,
================================================================================

================================================================================
      it is an opportunity for Cylink's customers to maintain their existing investment in network security while providing them with a better migration path for their future needs, particularly as they incorporate VPN technology into their environments.
================================================================================

================================================================================
      ORGANIZATIONAL QUESTIONS
================================================================================
      What will the combined company be called?
================================================================================
      The name of the combined companies will be SafeNet. The name is very descriptive of what the company does. It's well known in the industry already and becoming better known every day.
================================================================================

================================================================================
      Where will the headquarters of the merged company be located?
================================================================================
      The company's headquarters will remain in Baltimore, Maryland.
================================================================================

================================================================================
      Can you describe the new organizational structure?
================================================================================
      Cylink will be merged into SafeNet's Enterprise Security Division since both entities focus on the same customers and deliver system level security products. The leader of the combined group will be Chris Fedde, who is currently the General Manager of this division for SafeNet. A more detailed organization and management structure will be developed as part of the integration plan.
================================================================================

================================================================================
      Why is the combination of SafeNet and Cylink expected to be profitable?
================================================================================
      SafeNet management does not want to jeopardize their current profitability because of the Cylink acquisition. Consequently, they have developed a high-level financial restructuring plan that is intended to both meet customer/marketplace needs and maintain/grow profitability. This plan is based on a realistic assessment of the initial contribution to SafeNet revenues that the addition of Cylink's products and services will make as well as anticipated savings from integrating Cylink into SafeNet. These savings will be achieved by a combination of consolidating or outsourcing business functions, reducing facilities costs and rationalizing product roadmaps. In total, these actions are expected to save the company $14 million dollars annually and SafeNet estimates the one-time cost of this restructuring to be $9 million dollars.
================================================================================

================================================================================
      Do you have a timetable for the integration of SafeNet and Cylink? How long will it take and how is it being handled?
================================================================================
      SafeNet is taking a very systematic approach to this acquisition. The high-level restructuring plan will be supported by a thoughtful and comprehensive integration plan in order to achieve the business and financial goals the company needs to make this deal successful. The final integration plan will be developed by an Integration Team with representatives from both companies, assisted by external resources who specialize in this work. Sean Price, who is SafeNet's Senior Vice President of Business Development, will lead this integration effort.

      With regards to integration, SafeNet and Cylink will continue to operate as two separate companies until the close. However, due to existing synergies, some aspects of integration like teaming on selected sales opportunities will happen in advance of the acquisition, and will make sense for current and prospective customers.

      The transaction is expected to close early in the first quarter of 2003. In terms of the closing, the single most important issue is the shareholder vote and so each company will focus on getting that out of the way as quickly as possible. The timing of this is dependent on SEC approval of the proxy filings. Immediately on the closing, management will begin executing the integration plan with the goal of completing that integration in the second quarter of 2003.
================================================================================

================================================================================
      Do you expect any layoffs? If so, will they occur at Cylink, at SafeNet or at both?
================================================================================
      Yes, the expected savings in the restructuring plan does assume layoffs will occur. It is too soon to say exactly who will be involved in personnel reductions, when they will occur and at what locations. However, the savings target in the restructuring plan was built on the expectation that
================================================================================

================================================================================
      headcount would be reduced to 225 employees from the approximately 315 employees of the combined companies at the time the transaction closes and that these actions would be taken during the integration period. The final integration plan will determine the sequence and timing of layoffs.
================================================================================

================================================================================
      Does the acquisition mean that employees of either company will be asked to relocate?
================================================================================
      Some employees may be asked to relocate but specific plans have not been determined yet.
================================================================================

================================================================================
      How will Cylink's US offices be affected?
================================================================================
      Cylink's offices in New Jersey and Virginia will become part of SafeNet's sales and support network and will help advance SafeNet's strategy of expanding its presence in the target markets of financial services and government. Santa Clara will also have sales and support resources but its primary mission will be as a development center. This will also be the primary mission of the ATM-TC. The corporate functions in Santa Clara will be consolidated into SafeNet's corporate offices. New product manufacturing in Santa Clara will be outsourced on a schedule still being developed while outsourcing of manufacturing at the ATM-TC will be tied to the introduction of the next generation ATM encryptor family.
================================================================================

================================================================================
      How will Cylink's global offices be affected?
================================================================================
      Cylink's offices in the UK and in Singapore will be added to SafeNet's global sales and support network. This is just one of the many areas where this acquisition advances SafeNet's business strategy. It has always been one of their goals to globally serve large, security-sensitive enterprise organizations. This combination allows them, like so many aspects of the merger, to move forward much more quickly than they would have been able to proceed alone.
================================================================================

================================================================================
When can we start talking to our counterparts at SafeNet?
================================================================================
      As part of the integration planning process or in customer teaming visits, some of you will have the opportunity to work with your counterparts at SafeNet in the near future. But as we previously stated, we must operate as two separate companies until the required approvals are received and the deal closes. Therefore, we will each conduct business as usual and focus on achieving our 2002 objectives. It is very important that we all keep this in mind as we perform our jobs over the next few months.
================================================================================

================================================================================
      TECHNOLOGY QUESTIONS
================================================================================
      Why is the Cylink technology so compelling to SafeNet?
================================================================================
      There is a trend among larger enterprises, particularly in the key markets which Cylink serves, to expand their use of encryption technology beyond just protecting their core backbone networks typically built with wide area technologies (ATM, Frame Relay and Link) to the use of VPNs to protect networks built on the Internet Protocol. That trend is growing and we expect it to be of continuing importance for a long period of time due to the wide availability of internet services and their lower cost when compared to private networks.

      With the addition of Cylink's products, SafeNet will be able to offer these world-class customers the ability to protect both their core backbone networks and their VPNs with a great set of solutions from a single supplier, all which can be controlled by one powerful security management platform in PrivaCy Manager. This broad capability can be a significant differentiator for SafeNet, allowing it to continually meet the network security requirements of enterprise customers as their network environments evolve over time.

      It is also important to note that Cylink's NetHawk platform greatly strengthens the VPN solution capabilities that SafeNet can bring to the marketplace in tandem with their existing VPN technology.
================================================================================

================================================================================
      Will the companies' product lines be integrated?
================================================================================
      Cylink's product lines will be integrated into the overall solutions portfolio of SafeNet's Enterprise Division.
================================================================================

================================================================================

================================================================================
      How does the acquisition by SafeNet affect Cylink's product plans?
================================================================================
      The product roadmaps and associated development plans for the two companies are going to be rationalized into a consolidated roadmap as part of the overall integration plan. Given the focus of SafeNet, it is clear that solutions which protect and manage VPNs will remain a high strategic priority in the new roadmap.
================================================================================

================================================================================
      HUMAN RESOURCE QUESTIONS
================================================================================
      If I am laid off as a result of the merger will I receive severance?
================================================================================
      If you are terminated without cause within one (1) year of the date of acquisition, SafeNet will apply Cylink's standard severance practice.
================================================================================

================================================================================
      What will happen with my benefit plans?
================================================================================
      You will continue on the Cylink benefit plans until the acquisition closes. SafeNet has comparable benefit plans to Cylink's medical, dental, vision, disability, life insurance, flexible spending account, and 401(k). Some are better than Cylink's, others aren't and some are just different. Everyone realizes that benefits are an important piece of an employee's compensation and there will be an integration team that will focus on this topic. We will keep you informed as decisions are made.
================================================================================

================================================================================
      What will happen to the shares of Cylink stock that I own - either as an investor or through the Employee Stock Purchase Plan?
================================================================================
      Upon the closing of the merger, each Cylink shareholder will receive .05 of a share of SafeNet stock for each 1 share of Cylink stock. To calculate how many shares of SafeNet stock you will receive simply multiply the number of Cylink stock shares you own by .05. To calculate the new purchase price for your shares, you multiply your original purchase price by 20.

      EXAMPLE:

      Assume you own 2000 shares of Cylink stock that you purchased at $.60. To apply the exchange ratio:

      Converted # of shares of Stock: 2000 shares of Cylink * .05 = 100 shares of SafeNet stock

      Converted Purchase price:    $.60 per share of Cylink stock * 20 = $12.00
      per share of SafeNet stock.
================================================================================

================================================================================
                     What will happen with my stock options?
================================================================================
      All stock options that are vested, outstanding and "not underwater" as defined the merger agreement, will be exchanged for SafeNet stock options. To calculate how many stock options for SafeNet stock you will receive simply multiply the number of Cylink stock options granted by .05. To calculate the new exercise price for your shares, you multiply your original grant price by 20. The same terms and conditions that applied to your Cylink stock options will carryover to your new SafeNet stock options.
================================================================================

================================================================================
What do you mean by "underwater"?
================================================================================
      Underwater Cylink options are determined by their exercise price after their conversion to SafeNet options. First, multiply the strike price of your existing Cylink Option by 20. Then compare this converted strike price with SafeNet's market price at time of closing. If the new strike price is greater than the market price of SafeNet stock, then the options are "underwater" and will be cancelled.

      As further protection of Cylink option holders, all options having an exercise price of $0.625 cents per share, or less, will be converted to SafeNet Options at closing, even if value of SafeNet's stock is less than $12.50.

      The value of SafeNet's stock at closing will be determined by the average of the closing market price over the last five trading days prior to close.
================================================================================

Cylink sent the following emails to its employees regarding the acquisition of Cylink by SafeNet, Inc.

From: Crowell, William
Sent: Wednesday, October 30, 2002 2:37 PM
To: DL All Cylink
Subject: Cylink/SafeNet Merger

To All Cylink Employees:

I am pleased to announce that we have entered into a definitive agreement for SafeNet, Inc., a Maryland based, publicly traded company to acquire Cylink Corporation. SafeNet provides enterprise-wide security solutions as well as software security products, chips, and accelerator cards. The Cylink executive team and I strongly believe that this combination of these two very complementary organizations will be able to deliver a compelling set of network security solutions to our customers -particularly in the key government and financial markets we serve. SafeNet's management is eager to add Cylink's products and services to their offerings and to capitalize on the customer base that Cylink serves. Tony Caputo, Chairman and CEO, and Carole Argo, CFO, will join us on Monday, November 4th to talk to the Cylink workforce and answer questions about SafeNet and the merger.

This transaction will be treated as an all-stock merger and its completion is subject to the approval of the shareholders of both companies as well as the Securities and Exchange Commission. Our goal is to have the deal close in the first quarter of 2003 and the management of both companies will be actively working to make this happen. The attached press release announcing the acquisition was issued this afternoon and is also available on www.cylink.com.

Additional details on the merger will be made available later today including a FAQ on the deal and some of the details that we believe will be important to you.

There will be an Investor Conference Call today at 5:30 pm PST (2:30 p.m. EST). If you would like to listen to this call here is the information:

To join the conference call, dial 1-877-282-1086 and use pin # 6285049.

At 10:00 a.m. PST tomorrow, Thursday, October 31st (1:00 p.m. EST), I invite you to join the Chairman and CEO of SafeNet, Tony Caputo and me in a short teleconference with all Cylink employees to learn more about this exciting time. We look forward to speaking with you then.

Bill Crowell

________________________________________________________________________________

From: Drew, Pam
Sent: Wednesday, October 30, 2002 4:12 PM
To: DL All Cylink
Subject:  Employee  Conference  Call with Bill Crowell,  Tony Caputo,  and Chris
Fedde

To All Cylink Employees:

Please join us for the Employee Conference Call with Bill Crowell, Tony Caputo, SafeNet Chairman and CEO, and Chris Fedde, General Manager of the Enterprise Security Division.

The conference call will start at 10:00 a.m. PST on Thursday, October 31, 2002.

Conference Access
------------------

US/Canada Dial-In Number: (800) 834-7306
International/Local Dial-In Number: (706) 634-1799
Leader's Information

Conference Name: Cylink
Leader's Name: Bill Crowell
Leader's Phone: (408) 855-6002
Owner ID: 149769
The conference call will begin at 10:00 a.m. PST; however, you can conference in as early as 9:45 a.m.

Also attached is an Employee FAQ which may answer some of your questions.

Pam Drew
VP Human Resources
& Workplace Environment
408-855-6339 Phone
408-855-6103 Confidential Fax
Email: pdrew@cylink.com

________________________________________________________________________________

From: Drew, Pam
Sent: Thursday, October 31, 2002 5:28 PM
To: DL All Cylink
Cc:   'Tony   Caputo';    'Cargo@Safenet-inc.com';    'kcarter@safenet-inc.com';
'tserio@safenet-inc.com'
Subject: Cylink Employee Meeting - Monday, Nov. 4, 2002

Please join us on Monday, November 4, 2002, to meet with Bill Crowell, Tony Caputo, Chairman and CEO of SafeNet and Carole Argo, CFO of SafeNet. The meeting will begin at 9:00 a.m PST. Continental breakfast will be served beginning at 8:30 a.m.

Decathlon Club
3250 Central Expressway
Santa Clara, CA 95051

Directions:
-----------

From the North (SF)
Take 101 South
Take the Lawrence Expressway Exit
Turn right on N. Lawrence Expressway
Take the ramp towards Central Expressway East
Merge onto Central Expressway
Decathlon Club will be on your right

From the South (SJ)
Take 101 North
Take the De La Cruz Blvd. exit towards Santa Clara
Merge onto De La Cruz Blvd.
Turn slightly right onto Central Expressway
On your left, you will pass the Decathlon Club (other side of divider) Make a U-turn on Central Expressway
Decathlon Club will be on your right

Dial in numbers for conferencing:
---------------------------------
US/Canada Dial-In Number: (800) 834-7306
International/Local Dial-In Number: (706) 634-1799

Leader's Information
--------------------

Conference Name: Cylink
Leader's Name: Bill Crowell
Leader's Phone: (408) 855-6002
Owner ID: 6504604
The conference call will begin at 9:00 a.m. Pacific Time; however, you can conference in as early as 8:45 a.m.

Pam Drew
VP Human Resources
& Workplace Environment
408-855-6339 Phone
408-855-6103 Confidential Fax
Email: pdrew@cylink.com

Additional information and where to find it

Prior to this filing, pursuant to SEC 14a-12 (and SEC Rule 425), SafeNet, Inc. filed a Current Report on Form 8-K containing information concerning the expected participants in Cylink's solicitation of proxies in connection with the proposed merger of Cylink with a subsidiary of SafeNet, Inc. (the "Merger") (the "SafeNet Form 8-K"). Investors are urged to read the SafeNet Form 8-K carefully. In addition, it is expected that SafeNet will file a Registration Statement on Form S-4 with the SEC in conjunction with the Merger (the "Registration Statement"). The Registration Statement will include a proxy statement of Cylink with respect to its shareholders' vote on the proposed Merger, a proxy statement of SafeNet, Inc. with respect to its shareholders' vote on the proposed Merger and a prospectus of SafeNet with respect to the SafeNet shares to be issued to Cylink's shareholders in the proposed merger (the "Proxy Statement/Prospectus"). Cylink Corporation and SafeNet, Inc. plan to mail the Proxy Statement/Prospectus to their respective shareholders. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Cylink, SafeNet, the Merger, the persons soliciting proxies relating to the merger, their interests in the merger, and related matters. Investors and security holders will be able to obtain free copies of these documents through the Web site maintained by the SEC at http://www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, Cylink and SafeNet file annual, quarterly, and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information filed by Cylink or SafeNet at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, N.Y., and Chicago, Ill. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Cylink's and SafeNet's filings with the SEC are also available to the public from commercial document-retrieval services, and at the Web site maintained by the SEC at http://www.sec.gov.

Participants in Solicitation

Cylink, its directors, executive officers and certain other members of management and employees may be soliciting proxies from Cylink shareholders in favor of the approval of the Merger and related matters. Information concerning the participants in the solicitation will be set forth in the Registration Statement and the Proxy Statement/Prospectus.